Exhibit 99.1

KEITH A RODRIGUEZ

ATTORNEY AT LAW

700 ST. JOHN STREET, SUITE 201

P.O. BOX 3445

LAFAYETTE, LA 70502-3445

(337) 233-4413 FAX (337) 233-9884

April 29, 2008

Cargo Connection Logistics Holding Inc.

600 Bayview avenue

Inwood NY 11096

Attn: Jessee Dobrinsky

Re: PACER Logistics LLC

Vs: Cargo Connection Logistics Holding Inc.

Gentlemen:

The purpose of this letter is to put you on notice that Cargo Connection Logistics Holding Inc. (Cargo) is presently in default under the terms of its debenture of December 28, 2005 along with accompanying allonges dated March 31, 2008 in the respective amounts of $1,750,000.00; $46,500.00; and $600,000.00; originally with Montgomery Equity Partners LTD and since assigned to PACER Logistics LLC. Additionally, there is an accompanying security agreement giving them a security interest in various items of collateral pursuant to Exhibit A on the security agreement a copy of which Exhibit A is attached hereto.

The balance due on the debt is currently excess of $4,000,000.00 and PACER has every intention of foreclosing on its collateral.

You are further put on notice that ten days from the date of this letter PACER will conduct a self-help foreclosure on its collateral.

/s/ Keith A. Rodriguez
Keith A. Rodriguez
Attorney for PACER
P O Box 3445
Lafayette LA 70502-3445
LA BAR NO: 11379
337-233-4413

Cargo Connection Logistics Holding Inc.

April 29, 2008

Page -2-

Hamilton J. Chauvin Jr.

Attorney for PACER

P O box 3445

Lafayette LA 70502-3445

LA BAR NO: 8380

337-233-4413

cc:	Gregg E. Jaclin, Esquire

Anslow & Jaclin, LLP

195 Route 9 South, Suite 204

Manalapan NY 07725

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